Exhibit 23.1
                                                                    ------------




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No.1 to the Registration Statement on Form S-3 of Franklin Resources, Inc. of our report dated October 25, 2000 relating to the financial statements, which appears in Franklin Resources, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Francisco, California
January 30, 2001